[PURADYN
FILTER TECHNOLOGIES INCORPORATED
           LOGO]



                                                                        CONTACT:

                                                         Kathryn Morris, PURADYN
                                              Director, Corporate Communications
                                                         (T) 561 547 9499, x 226
                                                  investor-relations@puradyn.com
                                                          http://www.puradyn.com



                        PURADYN APPOINTS NEW BOARD MEMBER
                     - New director from commercial sector -

BOYNTON BEACH, FL - NOVEMBER 15, 2005 - PURADYN FILTER TECHNOLOGIES INCORPORATED (OTCBB: PFTI) announced today the appointment of one new member, Forrest D. Hayes, to its Board of Directors. Mr. Hayes will replace Michael Castellano, who has served as a member of the Board and Audit Committee Chairman since 2001 and tendered his resignation effective November 10, 2005 to pursue other opportunities.

Mr. Hayes served as Vice President and Chief Financial Officer of Wastequip, Inc. in Cleveland, Ohio, a privately owned manufacturer of waste equipment in 1990 and 1991, and from 1992 to 1999, as a member of the Wastequip Board of Directors.

Subsequently, Mr. Hayes was President and CEO of Brittany Corporation in Cleveland, Ohio, a privately owned manufacturer of parts for auto and truck manufacturers from 1992 to 2000, and then served as Vice-Chairman through 2003.

Prior to these positions, Mr. Hayes served as a Certified Public Accountant with Arthur Andersen from 1954 to 1990, where he worked in various capacities including Managing Partner of the Cincinnati and Cleveland, Ohio offices. Mr. Hayes also has extensive experience working with audit committees of boards of directors in both private and publicly owned companies.

Mr. Hayes currently serves on the boards of Polychem Corporation and The Town & Country Trust.

Joseph V. Vittoria, Chairman, said, "Mike Castellano has been a wonderful asset to Puradyn's Board for the past five years. We're a stronger company now than we were five years ago, in good part owing to Mike's guidance, and we thank him for his contributions."

Mr. Vittoria continued, "Forrest's body of work and past experience will serve us well as we continue to capitalize our market position and create a profitable company for our employees and stockholders. With Forrest being the newest addition to our Board since August, Puradyn has now assembled a Board with a wealth of industry expertise and we look forward to the coming year."

ABOUT PURADYN FILTER TECHNOLOGIES INCORPORATED
PURADYN (OTCBB:PFTI) designs, manufactures and markets the PURADYN(R) Bypass Oil Filtration System, the most effective filtration product on the market today. It continuously cleans lubricating oil and maintains oil viscosity to safely and significantly extend oil change intervals and engine life. Effective for internal combustion engines, transmissions and hydraulic applications, the Company's patented and proprietary system is a cost-effective and energy-conscious solution targeting an annual $13 billion potential industry. The Company has established aftermarket programs with several of the

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transportation industry leaders such as Volvo Trucks NA, Mack Trucks, PACCAR; a strategic alliance with Honeywell Consumer Products Group, producers of FRAM(R) filtration products; and continues to market to major commercial fleets. PURADYN(R) equipment has been certified as a `Pollution Prevention Technology' by the California Environmental Protection Agency and was selected as the manufacturer used by the US Department of Energy in a three-year evaluation to research and analyze performance, benefits and cost analysis of bypass oil filtration technology.


STATEMENTS IN THIS PRESS RELEASE WHICH ARE NOT HISTORICAL DATA ARE FORWARD-LOOKING STATEMENTS WHICH INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES OR OTHER FACTORS NOT UNDER THE COMPANY'S CONTROL, INCLUDING BUT NOT LIMITED TO THE POSSIBLE INABILITY TO RAISE CAPITAL FUNDS, LACK OF PROTECTION FROM INTELLECTUAL PROPERTY, VULNERABILITY BECAUSE OF MANUFACTURING A LIMITED NUMBER OF PRODUCTS, DEPENDENCE ON DISTRIBUTORS, ORDERS PREVIOUSLY STATED IN THIS PRESS RELEASE MAY NOT MATERIALIZE, AND THE POSSIBILITY THAT THE PRODUCTS DO NOT MEET CUSTOMERS' NEEDS, WHICH MAY CAUSE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM THE RESULTS, PERFORMANCE OR OTHER EXPECTATIONS IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. THESE FACTORS INCLUDE, BUT ARE NOT LIMITED TO, THOSE DETAILED IN THE COMPANY'S PERIODIC FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.